SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 5, 2004
                        (date of earliest event reported)

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                              as Depositor under a
                         Pooling and Servicing Agreement
                          dated as of November 1, 2004
                          providing for the issuance of

           Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates
                                 Series 2004-12

          Delaware                   333-115122                30-0183252
      (State or other               (Commission               (IRS Employer
jurisdiction of Incorporation)      File Number)          Identification Number)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (212) 272-2000


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Item 8.01.   Other Events.

Filing of Collateral Materials

     In connection with the proposed offering of the Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates Series 2004-12 (the "Certificates"), Bear, Stearns & Co. Inc., as underwriter (the "Underwriter"), has furnished certain collateral information (the "Collateral Materials") to potential investors with respect to the mortgage loans (the "Mortgage Loans") underlying the proposed offering of the Certificates. The Collateral Materials are listed as Exhibit
99.1 hereto and are filed herewith.

     The information in the Collateral Materials is preliminary and will be superseded by the description of the Mortgage Loans contained in the Prospectus Supplement of Structured Asset Mortgage Investments II Inc. relating to the Certificates (the "Prospectus Supplement") and by any other information subsequently filed with the Securities and Exchange Commission. The Collateral Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement.

     In addition, the actual characteristics of the Mortgage Loans underlying the Certificates may differ from the information provided in the Collateral Materials, which were provided to certain investors only to give a sense of the underlying collateral which will effect the maturity, interest rate sensitivity and cash flow characteristics of the Certificates. Any difference between the collateral information in the Collateral Materials and the actual characteristics of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates.


Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

99.1  Collateral Materials




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2004

                                   STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. (Registrant)


                                   By:  /s/ Baron Silverstein
                                   ---------------------------------------------
                                   Name: Baron Silverstein
                                   Title: Vice President
                                   (Authorized Officer)



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EXHIBIT INDEX

Exhibit No.       Description of Exhibit

  99.1            Collateral Materials.